EXHIBIT 21


            Subsidiaries of Florida Progress Corporation

                        December 31, 1997


          Name of Subsidiary *                  State of Incorporation
         ----------------------                ------------------------

          Utility segment:

           Florida Power Corporation                   Florida

          Diversified segment:

           Progress Capital Holdings, Inc.             Florida
           Electric Fuels Corporation                  Florida
           MEMCO Barge Line, Inc.                      Delaware
           Progress Rail Services Corporation          Alabama

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          * Each subsidiary does business under its own name.